Exhibit 10.11

AMENDED AND RESTATED PROMISSORY NOTE

$750,000.00	Wellesley, Massachusetts April 10, 2002

For value received, the undersigned, Arthur M. Krieg, M.D. of 173 Winding River Road, Wellesley, MA 02482 (the “Borrower”), promises to pay to the order of Coley Pharmaceutical Group. Inc., a Delaware corporation (“Coley”), the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000.00), plus interest on the unpaid principal balance at an annual rate of seven percent (7%). Interest shall accrue from the date hereof on the unpaid principal balance, shall not be compounded or annualized, and shall not be payable until the Maturity Date. All unpaid principal and all accrued and unpaid interest thereon shall be due and payable on May 8, 2006. Except as otherwise agreed to by the Borrower and the holder, payments of principal and interest shall be made in lawful money of the United States of America at the principal office of Coley in Massachusetts, or by check mailed to such other place as the holder hereof shall designate. This Amended and Restated Promissory Note (“Amended and Restated Note”) is issued in replacement for (but not in satisfaction of the Indebtedness evidenced by) that certain Promissory Note dated May 8, 2001 issued by the Borrower in favor of Coley in the original face amount of $750,000.00.

If there occurs a default (an “Event of Default”) in the performance of any of the terms, agreements, covenants or conditions contained in the Loan and Pledge Agreement (as hereinafter defined), the Mortgage (as hereinafter defined) or any other documents now or hereafter executed as security for this note or in furtherance of Coley’s protections under the Mortgage (collectively, the “Loan Documents”) continuing beyond, in each case, any applicable grace period as may be provided therein for the payment of such amount or the performance of such term, agreement, covenant or condition, then at the option of the holder of this note the entire indebtedness evidenced hereby, with interest accrued thereon, if any, shall become due and payable, and no omission on the part of the holder hereof to exercise such option when entitled to do so shall be construed as a waiver of such right so long as such Event of Default shall remain uncured.

The unpaid balance hereof may be paid in part or in full at any time without penalty. All prepayments shall be applied first to the payment of interest.

This note is secured by (i) a certain loan and pledge agreement dated as of May 8, 2001, as amended and restated by an Amended and Restated Loan and Security Agreement (as amended and restated, the “Loan and Pledge Agreement”) to be signed on or about the date hereof, granted by the Borrower in favor of Coley and (ii) a certain mortgage (the “Mortgage”), dated on or about the date hereof, from the Borrower and the Borrower’s wife to Coley, which Mortgage grants a lien on the Premises (as defined in the Mortgage), all as more particularly described in such Mortgage. Coley, by its acceptance hereof, shall be entitled to the benefits, and subject to the terms, of the Loan and Pledge Agreement and the Mortgage.

The undersigned agrees to pay, upon maturity (by acceleration or otherwise), actual costs of collection, including reasonable attorneys’ fees.

No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder; nor shall any delay, omission or waiver on any occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The undersigned and every indorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

All rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts and this note shall be deemed to be under seal.

/s/ ARTHUR M. KRIEG
Arthur M. Krieg, individually

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EXHIBIT B

Mortgage

MORTGAGE

KNOW ALL MEN BY THESE PRESENTS that Arthur M. Krieg and Deborah Krieg of 173 Winding River Road, Wellesley, MA 02482 (the “Mortgagor”), for consideration paid, hereby grant to Coley Pharmaceutical Group, Inc, a Delaware corporation with its principal place of business in Wellesley, Massachusetts (the “Mortgagee”), with MORTGAGE COVENANTS, to secure the payment of Seven Hundred Fifty Thousand Dollars ($750,000) with interest thereon as provided in a certain Amended and Restated Promissory Note of even date herewith (the “Note”) and also to secure the performance of all covenants and agreements contained herein, the real estate known as and numbered 173 Winding River Road, Wellesley, MA 02482 (the “Premises”), which Premises are more particularly described on the attached Exhibit A, together with all equipment and fixtures now or hereafter thereon, which are or can by agreement be made a part of the Premises, and all rights, licenses and easements now or hereafter appurtenant thereto.

Mortgagor covenants and agrees with the Mortgagee as follows:

1. The lien of this mortgage is subject and subordinate to the lien of that certain mortgage, dated December 12, 2001, granted by Mortgagor to Boston Private Bank and Trust Company in the original principal amount of One Million Three Hundred Thousand Dollars ($1,300,000) that is recorded with the Norfolk County Registry of Deeds at Book 15920, Page 526 (the “Prior Mortgage”).

2. Faithfully to perform all of the terms and provisions of the Prior Mortgage; promptly to give notice to the holder hereof of any notices received by Mortgagor from the holder of the Prior Mortgage relative to any default or delinquency under the Prior Mortgage; upon the request of the holder hereof, to inform the holder hereof of the status of the Prior Mortgage; to keep the Prior Mortgage in good standing, free of any default, condition, or event which, with the giving of notice or lapse of time, or both, would constitute a default thereunder; in the event the Mortgagor shall fail to pay any installment of indebtedness due under the Prior Mortgage on or before the same shall become due and payable, the holder hereof shall have the right (but shall not be obligated) to make any such payment directly to the holders of the Prior Mortgage and any sums so advanced shall be and become a part of the obligations secured hereby; that upon any default under the Prior Mortgage the holder hereof may (but shall not be obligated to) pay any sum which may be in default under the Prior Mortgage or advance any sum for the purpose of curing any default under the Prior Mortgage, and any sum or sums so advanced shall be and become a part of the obligations secured hereby; that the curing by the holder hereof of any default under the Prior Mortgage as aforesaid shall not constitute the curing of the default hereunder which occurred by virtue of the default under the Prior Mortgage.

3. To pay prior to the time when interest starts to accrue all taxes, charges, assessments and all water and sewer charges assessed on the Premises or on any interest thereon and, at holder’s option, in order to ensure payment of all such items from time to time assessed on the Premises, to pay to the holder on dates when installments of principal or interest are payable such sums as the holder determines are sufficient to provide in the aggregate a fund adequate to pay such taxes, charges, assessments and water and sewer charges as they become due, all sums so paid to be applied by the holder toward such payment and any balance to be accounted for to Mortgagor, but without any responsibility on the part of the holder to account to the Mortgagor for any interest, earnings or profits on or with respect to such payments except as provided by law.

4. To keep the Premises in good repair, order, and condition, and not to commit or suffer any strip or waste thereof or any violation of any law or ordinance affecting the same or the use thereof (any such use prohibited or enjoined by any public official or court being conclusively deemed a violation for purposes of this mortgage), or any act thereon tending to harm the Premises whether or not such act may constitute waste; and not to make nor permit any material alteration in the use, occupancy or structural condition of the Premises without in each instance obtaining the prior written consent of the holder.

5. To keep the buildings now or hereafter on the Premises insured against fire and such other hazards as the holder may from time to time require, all policies of such insurance or certificates thereof to be deposited with the holder, if the holder so requests, and first payable in case of loss to the holder and to be written by such companies, on such terms, in such form and for such periods and amounts as the holder shall from time to time require (hereby irrevocably granting to the holder, in the event of foreclosure, full authority as Mortgagor’s true and lawful attorney-in-fact, coupled with an interest, with full power of substitution, to cancel such insurance and retain the return premiums thereof or to transfer such insurance to any person or persons claiming title to the Premises or any part thereof by virtue of foreclosure proceedings).

6. In case of a taking of the Premises or any part thereof by any public authority pursuant to the power of eminent domain, the proceeds of all judgments and awards of damages and of all settlements made by the parties in interest shall be paid to the holder, and, at its option, maybe applied in whole or in part to the payment of the debt secured hereby or the holder may release the same to the owner of the Premises.

7. At any time upon notice from the holder to submit for examination all leases then in force affecting the Premises and on demand to assign and deliver to the holder any or all of such leases, such assignments to be made by instruments in form satisfactory to the holder (hereby irrevocably granting to the holder full authority as Mortgagor’s true and lawful attorney- in-fact, coupled with an interest, with full power of substitution, to make, execute, acknowledge and deliver such assignments).

8. To pay to the holder on demand the amount of any tax assessed on the debt or obligation (including both principal and interest) secured hereby, and also that portion of any tax on the holder’s deposits which may result from the fact that the amount invested in this mortgage is not exempt from such tax.

9. Not to purchase any equipment, fixtures or materials now or hereafter becoming a part of the realty whether by agreement of the parties or otherwise which are subject to a security interest in favor of others unless prior written consent there has been obtained from the holder.

10. To permit the holder or the holder’s representative to examine the Premises at any reasonable time.

11. To not cause or permit the presence, use, disposal, storage, or release of any Hazardous Substances on or in the Premises. Mortgagor shall not do, nor allow anyone else to do, anything affecting the Premises that is in violation of any Environmental Law. The preceding two sentences shall not apply to the presence, use, or storage on the Premises of small quantities of Hazardous Substances that are generally recognized to be appropriate to normal residential uses and to maintenance of the Premises.

Mortgagor shall promptly give holder written notice of any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Premises and any Hazardous Substance or Environmental Law of which Mortgagor has actual knowledge. If Mortgagor learns, or is notified by any governmental or regulatory authority, that any removal or other remediation of any Hazardous Substance affecting the Premises is necessary, Mortgagor shall promptly take all necessary remedial actions in accordance with Environmental Law.

As used in this paragraph 9, “Hazardous Substances” are those substances defined as toxic or hazardous substances by Environmental Law and the following substances: gasoline, kerosene, other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde, and radioactive materials. As used in this paragraph 9, “Environmental Law” means federal laws and laws of the jurisdiction where the Premises are located that relate to health, safety or environmental protection, including the Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”) of 1980, 42 U.S.C. Section 9601, et seq., as amended and “hazardous material” and “oil” as those terms are defined in the Massachusetts Hazardous Material Release Prevention and Response Act, M.G.L. c.21E, as amended and regulation adopted pursuant to such acts.

The Mortgagor agrees to hold harmless and indemnify the holder against all damages, claims, losses and liabilities, including attorneys’ fees, incurred by the holder on account of the existence of any Hazardous Substances on the Premises to the extent that the existence of the Hazardous Substances on the Premises was caused by the acts or omissions of Mortgagor on or after the date of this mortgage. In addition, the holder may (but shall not be obligated to) from time to time, at the Mortgagor’s expense, conduct such investigations as the holder deems reasonable to determine whether Hazardous Substances exist on any part of the Premises.

12. To indemnify and hold harmless the Mortgagee from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatever kind or nature, and will reimburse the Mortgagee for all costs and expenses, including attorneys’ fees, growing out of or resulting from the exercise by the Mortgagee of any right or remedy granted to it under this mortgage. In no event shall the holder be liable for any manner or thing in connection with this mortgage other than to account for monies actually received by and in accordance with the terms hereof.

13. In case any default in any covenant or condition of this mortgage or other agreements herein referred to, if any, shall exist: the entire mortgage debt shall become due at the option of the holder; the holder shall have the right to enter immediately upon and take possession of the Premises without consent of the owner thereof and without the commencement of any action to foreclose this mortgage; the holder shall have the further right, with or without such possession, to collect and receive all rents, issues, and profits arising out of or in connection with the Premises and to apply the same (after the payment of all necessary charges and expenses in connection with the operation of the Premises, including any managing agent’s commission) toward any sums due the holder under the terms hereof and of said Note; and the holder, to cure such default, may apply any deposits or any sums credited by or due from the holder to Mortgagor (without being first required to enforce any other rights of the holder against Mortgagor, or against the Premises).

14. In the event that title to the Premises becomes vested in anyone other than Mortgagor the entire mortgage debt shall, at the option of the holder, become due and payable on demand; however, the holder may without notice to Mortgagor deal with such successor in interest with reference to the mortgage, the Premises and the debt hereby secured, in the same manner as with Mortgagor, without in any way discharging the liability of the Mortgagor or of any endorser or guarantor under the mortgage or upon the debt hereby secured.

15. No forbearance on the part of the holder, and no change, modification or extension, whether oral or in writing, of the time or manner for the payment of the whole or any part of the debt hereby secured or change in the interest rate on said debt, or any other indulgence given by the holder to the Mortgagor or to any other party claiming any interest in or to the Premises, shall operate to release or in any manner affect the original liability of Mortgagor or of any endorser or guarantor, notice of any such change, modification, extension, or indulgence being waived.

16. If there shall any breach in any condition or covenant of this mortgage, the Mortgagee shall have the right, but without any obligation so to do, to cure such default for the account of the Mortgagor and, to the fullest extent permissible according to law, apply any funds credited by or due from the Mortgagee to the Mortgagor against the same (without any obligation first to enforce any other rights of the Mortgagee, including, without limitation, any rights under this mortgage, or any guarantee thereof, and without prejudice to any such rights). Without limiting the generality of the foregoing, the Mortgagor hereby authorizes the Mortgagee to pay all taxes, sewer use fees, water rates and assessments, costs, and charges accrued thereon, with interest, which may at any time be a lien upon the Premises, or any part thereof; to pay the premiums for any insurance required hereunder; or to incur and pay reasonable expenses in protecting its ‘rights hereunder and the security hereby granted; and the payment of all amounts so expended or incurred shall be secured hereby as fully and effectually as any other obligation of the Mortgagor secured hereby; and, to the fullest extent permissible according to law, to apply to any of these purposes or to the repayment of any amounts so paid by the Mortgagee any sums paid on this mortgage by the Mortgagor as interest or otherwise.

17. The holder, in the exercise of the power of sale herein given, may sell the entire Premises or any part thereof, in any order, as elected by the holder in its sole discretion; and in case the holder elects to sell in parcels, the sales of such parcels may be held from time to time and the power shall not be exhausted until all of the Premises not previously released shall have been sold.

18. In the event of a conflict between the terms of this mortgage and that certain Amended and Restated Loan and Pledge Agreement between Mortgagee and Arthur M. Krieg,

which Amended and Restated Loan and Pledge Agreement was executed on May 8, 2001, and is being amended on or about the date hereof, the terms of this mortgage shall govern.

The word “holder” as used herein shall be construed as descriptive of Mortgagee named herein and of any subsequent holder or holders hereof; the word “Mortgagor” as used herein shall be construed as descriptive of Mortgagor named herein and of any subsequent owner or owners of the equity of redemption of the Premises; and all of the covenants and agreements of Mortgagor herein contained shall be joint and several if Mortgagor is more than one person and shall be binding upon the heirs, executors, administrators, successors and assigns of Mortgagor.

This MORTGAGE is upon the STATUTORY CONDITION, and upon the further condition that all covenants and agreements of Mortgagor herein and in said Note contained shall be kept and fully performed for any breach of which the holder hereof shall have the STATUTORY POWER OF SALE.

For Mortgagor’s title, see deed to Mortgagor filed with the Norfolk Registry of Deeds in Book 15043, Page 262.

[The remainder of this page has been intentionally left blank.]

Executed under seal this 10 day of April 2002.

/s/ ARTHUR M. KRIEG
Arthur M. Krieg

/s/ DEBORAH KRIEG
Deborah Krieg

COMMONWEALTH OF MASSACHUSETTS

Norfolk, ss

On this 10th day of April 2002, before me personally appeared Arthur M. Krieg, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

[SEAL]	/s/ JEAN M. ROBERTSON
Notary Public Jean M. Robertson
My commission expires: 3/22/2007

COMMONWEALTH OF MASSACHUSETTS

Norfolk, ss

On this 10th day of April, 2002, before me personally appeared Deborah Krieg, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that she executed the same as her free act and deed.

[SEAL]	/s/ JEAN M. ROBERTSON
Notary Public Jean M. Robertson
My commission expires: 3/22/2007

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